News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas to Present at the Maritime2020 Conference

Invited as Key Note Speaker on Waste to Energy Solutions

for Northern European Shipping & Port Organizations

TAMPA, FL – June 14, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that it has been invited to attend as a key note speaker at the Maritime2020 Conference being held June 19, 2018 in Copenhagen, Denmark. MagneGas’ CEO will be delivering the key note presentation, titled “Waste to Energy Solutions for Modern Ports.” The Conference is the leading event in Europe today for innovation and environmentally-conscious maritime enterprises. More information can be found at the Maritime2020’s website at https://www.maritime2020.com/.

“We are very pleased to be invited to participate in another excellent industry forum,” commented Ermanno Santilli, Chief Executive Officer of MagneGas. “Having the opportunity to now speak on our waste to energy solutions using our submerged plasma arc technology further enhances the overall impact this conference could have on our business development efforts with the leading ports in Europe. Given that we are already holding following meeting with several leading ports from the Green Maritime conference we attended in April, we believe that the Copenhagen event could be very promising for MagneGas.”

About Maritime2020

Maritime2020 is a unique international platform dedicated to tackling the biggest challenges the industry is going to face when new IMO regulations come into action. The event gathers top-level executives, industry leaders and government representatives from all areas of Maritime, such as shipowners, shipbuilders, ports and terminals to present their views and expertise on the most pressing issues. Maritime2020 brings diverse perspectives covering topics that range from global market trends to fuelling solutions and innovation in the Maritime industry. This exclusive event prepares industry professionals with solutions for any obstacles impeding regulations may pose.

About MagneGas Corporation

MagneGas Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has three locations in Florida, Green Arc has two locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.